Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Lakeshore Acquisition I Corp. (the “Company”) on Form S-1 of our report dated March 9, 2021 with respect to our audit of the Company’s financial statements as of January 31, 2021 and for the period from January 6, 2021 (inception) through January 31, 2021, which appears in this Registration Statement on Form S-1. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

New York, New York

April 9, 2021